STWC HOLDINGS, INC.
1350 Independence Street
Suite 300
Lakewood, CO 80215

September 5, 2019

Office of Real Estate and Commodities
Division of Corporation Finance
US Securities and Exchange Commission
Attn:  Jennifer Gowetski

Re:         STWC Holdings, Inc.
Registration Statement on Form S-1
File No. 333-233429
Request for Effectiveness

Dear Ms. Gowetski:

Pursuant to Rule 461 of Regulation C promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), STWC Holdings, Inc. (the “Company”) hereby requests that the registration statement of the Company on Form S-1 (Commission File No. 333-233429) be granted an effective date of Tuesday, September 10, 2019, 11:00 a.m. EDT, or as soon thereafter as practicable.  We request that we be notified of such effectiveness by a telephone call or email to our legal counsel, Ronald N. Vance, at (801) 988-5862, ron@pearsonbutler.com. The Company hereby authorizes Mr. Vance to orally modify or withdraw this request for acceleration.

We are aware of our filing obligations under the Securities Act and intend to fully comply therewith. We acknowledge and understand that the Company and management are responsible for the accuracy and adequacy of the disclosures made in our filings, notwithstanding any review, comments, action or absence of action by the Commission staff.

Please direct any questions or comments regarding this acceleration request to Mr. Vance.

Sincerely,

/s/ Erin Phillips, CEO

cc: Ronald N. Vance, Esq.